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                                                                    EXHIBIT 23.A

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 1995, appearing on page 18 of RMI Titanium Company's Annual Report on Form 10-K for the year ended December 31, 1994.

/S/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
PITTSBURGH, PENNSYLVANIA
SEPTEMBER 28, 1995